Exhibit 5.1

November 19, 2019

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke, Bermuda HM 08

AXIS Specialty Finance LLC

11680 Great Oaks Way, Suite 500

Alpharetta, Georgia 30022

AXIS Specialty Finance PLC

4th Floor, Plantation Place South

60 Great Tower Street

London EC3R 5AZ

England

Ladies and Gentlemen:

We have acted as U.S. counsel to AXIS Capital Holdings Limited, a Bermuda company (the “Company”), AXIS Specialty Finance LLC, a Delaware limited liability company (“AXIS Finance LLC”) and a wholly-owned indirect subsidiary of the Company, and AXIS Specialty Finance PLC, an English public company limited by shares (“AXIS Finance PLC”) and a wholly-owned indirect subsidiary of the Company, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, AXIS Finance LLC and AXIS Finance PLC with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to (i) common shares of the Company par value $0.0125 per share (the “Common Shares”); (ii) preference shares of the Company par value $0.0125 per share (the “Preferred Shares”); (iii) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Shares or Common

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Shares, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) debt securities of the Company, which may be either senior (the “Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and, collectively, the “Company Debt Securities”); (vi) debt securities of AXIS Finance LLC, which may be either senior (the “AXIS Finance LLC Senior Debt Securities”), subordinated (the “AXIS Finance LLC Subordinated Debt Securities”) or junior subordinated (the “AXIS Finance LLC Junior Subordinated Debt Securities” and, collectively, the “AXIS Finance LLC Debt Securities”); (vii) guarantees of the Company to be issued in connection with the AXIS Finance LLC Senior Debt Securities (the “AXIS Finance LLC Senior Debt Securities Guarantees”), the AXIS Finance LLC Subordinated Debt Securities (the “AXIS Finance LLC Subordinated Debt Securities Guarantees”) and the AXIS Finance LLC Junior Subordinated Debt Securities (the “AXIS Finance LLC Junior Subordinated Debt Securities Guarantees” and, collectively, the “AXIS Finance LLC Debt Securities Guarantees”); (viii) debt securities of AXIS Finance PLC, which may be either senior (the “AXIS Finance PLC Senior Debt Securities”), subordinated (the “AXIS Finance PLC Subordinated Debt Securities”) or junior subordinated (the “AXIS Finance PLC Junior Subordinated Debt Securities” and, collectively, the “AXIS Finance PLC Debt Securities”); (ix) guarantees of the Company to be issued in connection with the AXIS Finance PLC Senior Debt Securities (the “AXIS Finance PLC Senior Debt Securities Guarantees”), the AXIS Finance PLC Subordinated Debt Securities (the “AXIS Finance PLC Subordinated Debt Securities Guarantees”) and the AXIS Finance PLC Junior Subordinated Debt Securities (the “AXIS Finance PLC Junior Subordinated Debt Securities Guarantees” and, collectively, the “AXIS Finance PLC Debt Securities Guarantees”); (v) warrants of the Company (the “Warrants”) to purchase, or representing the right to receive an

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amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more currencies or commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance and/or one or more indices or baskets of the foregoing (collectively, the “Underlying Measures”), all as shall be designated by the Company at the time of an offering; (x) contracts for the purchase and sale of the Underlying Measures, as shall be designated by the Company at the time of an offering (the “Purchase Contracts”); (xi) purchase units of the Company (the “Purchase Units”), consisting of Purchase Contracts, Warrants and/or Debt Securities or debt obligations of third parties, including U.S. treasury obligations, other purchase contracts or common shares, securing a holder’s obligation to purchase or sell, as the case may be, any Underlying Measures under the Purchase Contracts; and (xii) Common Shares, Preferred Shares, Debt Securities and Depositary Shares that may be issued upon the exercise of convertible or exchangeable Debt Securities, Warrants or Purchase Contracts, as applicable. The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the AXIS Finance LLC Debt Securities, the AXIS Finance LLC Debt Securities Guarantees, the AXIS Finance PLC Debt Securities, the AXIS Finance PLC Debt Securities Guarantees, the Warrants, the Purchase Contracts and the Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder.

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The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”), dated as of November 15, 2004, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee. The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Junior Subordinated Debt Securities will be issued under an Indenture (the “Junior Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the “Company Indentures.”

The AXIS Finance LLC Senior Debt Securities and the AXIS Finance LLC Senior Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance LLC Senior Indenture”), dated as of March 23, 2010, among AXIS Finance LLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance LLC Subordinated Debt Securities and the AXIS Finance LLC Subordinated Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance LLC Subordinated Indenture”) to be entered into among AXIS Finance LLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance LLC Junior Subordinated Debt Securities and the AXIS Finance LLC Junior Subordinated Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance LLC Junior Subordinated Indenture”) to be entered into among AXIS Finance LLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance LLC Senior Indenture, the AXIS Finance LLC Subordinated Indenture and the AXIS Finance LLC Junior Subordinated Indenture are hereinafter referred to collectively as the “AXIS Finance LLC Indentures.”

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The AXIS Finance PLC Senior Debt Securities and the AXIS Finance PLC Senior Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance PLC Senior Indenture”), dated as of March 13, 2014, among AXIS Finance PLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance PLC Subordinated Debt Securities and the AXIS Finance PLC Subordinated Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance PLC Subordinated Indenture”) to be entered into among AXIS Finance PLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance PLC Junior Subordinated Debt Securities and the AXIS Finance PLC Junior Subordinated Debt Securities Guarantees thereof will be issued under an Indenture (the “AXIS Finance PLC Junior Subordinated Indenture”) to be entered into among AXIS Finance PLC, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The AXIS Finance PLC Senior Indenture, the AXIS Finance PLC Subordinated Indenture and the AXIS Finance PLC Junior Subordinated Indenture are hereinafter referred to collectively as the “AXIS Finance PLC Indentures” and, together with the Company Indentures and the AXIS Finance LLC Indentures, the “Indentures.”

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent and, if applicable, one or more trustees as shall be named therein.

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.

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The Purchase Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indentures, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement, the form of Deposit Agreement, the Senior Indenture, the form of Subordinated Indenture, the form of Junior Subordinated Indenture, the AXIS Finance LLC Senior Indenture, the form of AXIS Finance LLC Subordinated Indenture, the form of AXIS Finance LLC Junior Subordinated Indenture, the AXIS Finance PLC Senior Indenture, the form of AXIS Finance PLC Subordinated Indenture and the form of AXIS Finance PLC Junior Subordinated Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, AXIS Finance LLC and AXIS Finance PLC and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company, AXIS Finance LLC and AXIS Finance PLC.

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In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or Delaware, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable AXIS Finance LLC Indentures and Securities, (1) AXIS Finance LLC will be validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the AXIS Finance LLC Indentures in accordance with its organizational

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documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery and performance by AXIS Finance LLC of such Indentures and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York and Delaware) and (3) the execution, delivery and performance by AXIS Finance LLC of such Indentures (a) will not constitute a breach or default under any agreement or instrument which is binding upon AXIS Finance LLC and (b) will comply with all applicable regulatory requirements.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable AXIS Finance PLC Indentures and Securities, (1) AXIS Finance PLC will be validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the AXIS Finance PLC Indentures in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery and performance by AXIS Finance PLC of such Indentures and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York and Delaware) and (3) the execution, delivery and performance by AXIS Finance PLC of such Indentures (a) will not constitute a breach or default under any agreement or instrument which is binding upon AXIS Finance PLC and (b) will comply with all applicable regulatory requirements.

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Shares or the Common Shares represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Common Shares or Preferred Shares underlying the Depositary Shares will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Common Shares or Preferred Shares in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Common Shares or Preferred Shares and the Depositary Receipts will constitute valid evidence of such interests in such Common Shares or Preferred Shares.

2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the AXIS Finance LLC Debt Securities, assuming (a) the taking of all necessary limited liability company action by the Board of Directors of the managing member of AXIS Finance LLC, a duly constituted and acting committee of such Board of Directors or duly authorized officers of AXIS Finance LLC (each such Board of Directors, committee or authorized officers being referred to herein as the “AXIS Finance LLC Authorizing Party”) to authorize and approve the issuance and terms of any AXIS Finance LLC Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on AXIS Finance LLC, and (b) the due execution, authentication, issuance and delivery of such AXIS Finance LLC Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the AXIS Finance LLC Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such AXIS Finance LLC Debt Securities will constitute valid and legally binding obligations of AXIS Finance LLC enforceable against AXIS Finance LLC in accordance with their terms.

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4. With respect to the AXIS Finance LLC Debt Securities Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of the AXIS Finance LLC Debt Securities Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery of the AXIS Finance LLC Debt Securities underlying such AXIS Finance LLC Debt Securities Guarantees, upon payment of the consideration therefor provided for in the applicable definitive, underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable AXIS Finance LLC Indenture and (c) the due issuance of such AXIS Finance LLC Debt Securities Guarantees, such AXIS Finance LLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the AXIS Finance PLC Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of AXIS Finance PLC, a duly constituted and acting committee of such Board of Directors or duly authorized officers of AXIS Finance PLC (each such Board of Directors, committee or authorized officers being referred to herein as the “AXIS Finance PLC Authorizing Party”) to authorize and approve the issuance and terms of any AXIS Finance PLC Debt Securities, the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on AXIS Finance PLC, and (b) the due execution, authentication, issuance and delivery of such AXIS Finance PLC Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the AXIS Finance PLC Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture, such AXIS Finance PLC Debt Securities will constitute valid and legally binding obligations of AXIS Finance PLC enforceable against AXIS Finance PLC in accordance with their terms.

6. With respect to the AXIS Finance PLC Debt Securities Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of the AXIS Finance PLC Debt Securities Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery of the AXIS Finance PLC Debt Securities underlying such AXIS Finance PLC Debt Securities Guarantees, upon payment of the consideration therefor provided for in the applicable definitive, underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable AXIS Finance PLC Indenture and (c) the due issuance of such AXIS Finance PLC Debt Securities Guarantees, such AXIS Finance PLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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7. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the execution and delivery of a related Warrant Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9. With respect to the Purchase Units, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Purchase Units, the issuance and terms of such Purchase Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery, as applicable, of such Purchase Units and the Securities that are the components of such Purchase Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement, the applicable Securities Agreements, Indentures or the Company’s organizational documents, such Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 11.1 of the Indentures or (B) Section 11.13 of the Indentures relating to the separability of provisions of the Indentures.

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In connection with the provisions of the Indentures whereby the parties submit to the jurisdiction of United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Indentures that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

In rendering the opinions set forth in paragraphs 2, 4, 5, 6, 7, and 9 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company, AXIS Finance LLC or AXIS Finance PLC, as applicable, and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

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We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP